UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 9, 2016

Horizon Global Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-37427	47-3574483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (IRS Employer
of incorporation)	File Number)	Identification No.)

2600 West Big Beaver Road, Suite 555 Troy, Michigan _________________________________ (Address of principal executive offices)		48084 ___________ (Zip Code)

Not Applicable
______________________________________________
(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code:	248 593-8820
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
As previously announced, on August 24, 2016, Horizon Global Corporation (the “Company”) and Blitz K16-102 GmbH (in the future: HG Germany Holdings GmbH), a wholly-owned subsidiary of the Company, entered into a Share Purchase Agreement with Parcom Deutschland I GmbH & Co. KG, Co-Investment Partners Europe L.P., BaryernLB Private Equity GmbH, Walter Gnauert, Dr. Bernd Welzel, Frank Klebedanz, Jürgen Lotter and Westfalia Mitarbeiterbeteiligungs GmbH & Co. KG to acquire (the “Acquisition”) Westfalia-Automotive Holding GmbH and TeIJs Holding B.V. On September 9, 2016, the Company received notice that the German antitrust authority had cleared the Acquisition. The Company is now in receipt of all required regulatory approvals in connection with the Acquisition. The Company expects the Acquisition to close in early Q4 2016, subject to the satisfaction of customary closing conditions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Horizon Global Corporation

By:     /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Legal Director and Corporate Secretary
September 9, 2016